Exhibit 3.1
-----------


DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 897131-4299
(775) 684 5708
Website: secretarytofstate.biz

                                                        FILED # C22978-04
                                                               -----------
                                                            AUG 26 2004
                                                         IN THE OFFICE OF
                                                           DEAN HELLER
                                                 DEAN HELLER, SECRETARY OF STATE

     Articles of Incorporation
     -------------------------
        (PURSUANT TO NRS 78)


Important. Read attached instructions before completing form.
                                              ABOVE SPACE IS FOR OFFICE USE ONLY

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1.   Name of
     Corporation:       FORTUNE PARTNERS, INC.
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2.  Resident Agent      SIERRA CORPORATE SERVICES
    Name and Street     --------------------------------------------------------
    Address:            Name
    (must be a Nevada
     address where      100 W. LIBERTY STREET, 10TH FLOOR  RENO NEVADA 89501
     process may be     --------------------------------------------------------
     served)            Street Address                     City State  Zip Code

                        P.O. BOX 2670                     RENO NEVADA 89505-2670
                        --------------------------------------------------------
                        Optional Mailing Address           City State  Zip Code
--------------------------------------------------------------------------------
3.  Shares:
    (number of shares   Number of shares
     corporation        with par value:    100,000,000      Par value $.001
     authorized to                         -----------                -----
     issue)             Number of shares
                        without par value:  0
                                           ---
--------------------------------------------------------------------------------
4.  Name &              1.  Don Prest
    Addresses           --------------------------------------------------------
    of Board of         Name
    Directors/          #306-4685 Valley Drive        Vancouver BC CAN  V6J 5M2
    Trustees:           --------------------------------------------------------
                        Street Address                     City State  Zip Code

                        2.
                        --------------------------------------------------------
                        Name

                        --------------------------------------------------------
                        Street Address                     City State  Zip Code

                        3.
                        --------------------------------------------------------
                        Name

                        --------------------------------------------------------
                        Street Address                     City State  Zip Code
--------------------------------------------------------------------------------
5.  Purpose:            The purpose of this Corporation shall be:
                        ANY LEGAL PURPOSE AS FURTHER DESCRIBED IN THE ATTACHMENT
                        HERETO.
--------------------------------------------------------------------------------
6.  Names, Address      LEO P. BERGIN, ESQ.                  /s/ Leo P. Bergin
    and Signature of    --------------------------------------------------------
    Incorporator,       Name                                 Signature

                        100 W. LIBERTY STREET, 10TH FLOOR  RENO  NV    89501
                        --------------------------------------------------------
                        Address                            City State  Zip Code
--------------------------------------------------------------------------------
7.  Certificate of
    Acceptance of       I hereby accept appointment as Resident Agent for the
    Appointment of      above named corporation.
    Resideent Agent:
                        /s/ Leo P. Bergin                       8/25/2004
                        --------------------------------------------------------
                       Authorized Signature of R.A. or On Behalf of R.A. Company

This form must be accompanied by appropriate fees.  See attached fee schedule.

                                   ATTACHMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             FORTUNE PARTNERS, INC.
                              a Nevada corporation

     The following provisions are hereby incorporated in Nevada Secretary of State Form 78 Articles 2003 (the "Form") for FORTUNE PARTNERS, INC., a Nevada
                                   ----
corporation, as a part thereof.

     With respect to Article 3, the following provisions are added:

     Section 3.1. All of the shares of stock shall be of the same class, without
     ------------
preference or distinction.

     Section  3.2.  The capital  stock of the  Corporation,  after the amount of
     -------------
capital has been paid in money, property or services, as the board of directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed and the articles of incorporation shall not be amended in this respect.

     Section 3.3. Cumulative voting by any shareholder is denied.
     ------------

     Section 3.4. No shareholder shall, by reason of holding shares of any class
     ------------
of stock, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock now or hereafter authorized or any notes, debentures or bonds convertible into or carrying options or warrants to purchase shares of any class of stock now or hereafter authorized, whether or not the issuance of any shares, notes, debentures or bonds would adversely affect the dividend or voting rights of the shareholder.

                                    ARTICLE 8
                                    ---------

     In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by Chapter 78 of the Nevada Revised Statutes or other statutes or laws of the State of Nevada, the board of directors is expressly authorized: (i) to make, amend, alter, or repeal the bylaws of the Corporation; (ii) to provide indemnification of directors, officers, employees, agents, and other persons to the fullest extent permitted by law through bylaw provisions, agreements with the indemnitees, vote of shareholders or disinterested directors or otherwise; and (iii) to fix and determine designations, preferences, privileges, rights, and powers and relative, participating, optional, or other special rights, qualifications, limitations, or restrictions on the capital stock of the Corporation as provided by Nev. Rev. Stat. Sections 78.195 and 78.196, unless otherwise provided herein.

                                    ARTICLE 9
                                    ---------

     No director or officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as an officer or director, excepting only (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) the payment of dividends in violation of Nev. Rev, Stat. Section 78.300. No amendment or repeal of this Article 9 applies to or has any effect on the liability or alleged liability of any officer or director of this Corporation for or with respect to any acts or omissions of the director or officer occurring prior to the amendment or repeal, except as otherwise required by law.

                                   ARTICLE 10
                                   ----------

     The provisions of Nev. Rev. Stat. Sections 78.378 to 78.3793, inclusive, do not apply to the Corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. Further, the Corporation expressly elects not to be governed by Nev. Rev. Stat. Sections 78.411 to 78.444, inclusive.

                              [END OF ATTACHMENT TO
                            ARTICLES OF INCORPORATION
                           OF FORTUNE PARTNERS, INC.]




































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